SELLERS & ASSOCIATES, P.C.
                         3785 HARRISON BLVD., SUITE 101
                                OGDEN, UTAH 84403

                      PHONE: 801-621-8128 FAX: 801-627-1639



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


August 17, 2001

FuelNation, Inc.
1700 North Dixie Highway
Suite 125
Boca Raton, FL  33432

You have requested our consent to include by reference our audit report dated May 17, 2001 which is for the year ended December 31, 2000. These financial statements and our audit report are included in Form 10K-SB for the year ending December 31, 2000 which was filed on May 21, 2001 by an Edgar filing to the Securities & Exchange Commission.

Our consent is to be included in Form S-8 which will be filed on or about August 10, 2001 and is titled:

                     Employment Agreement with Chris R. Salmonson
                     Employment Agreement with James F. Wilson
                     Employment Agreement with John Leta
                     Employment Agreement with Paul I. Sapita
                     Employment Agreement with Kevin White
                     Employment Agreement with Dan Willmott
                     Employment Agreement with Michael Freudenberg


We do hereby consent to the use of our audit report dated May 17, 2001 for the purpose as outlined above.

/S/ SELLERS & ASSOCIATES, P.C.
------------------------------

SELLERS & ASSOCIATES, P.C.
20 S.E. 14TH
SUITE 204
BOCA RATON, FL

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